Exhibit 16.2

The unaudited pro forma financial statements and related notes do not purport to represent what Sinister’s results of operations would actually have been if the transactions had in fact occurred on the dates discussed above. They also do not project or forecast Sinisters’s results of operations for any future date or period. The pro forma adjustments are based on available information and upon assumptions that Sinister Labs believes are reasonable; however, no assurance can be provided that actual results will not differ from the pro forma information and perhaps in material and adverse ways.

UNAUDITED PROFORMA CONDENSED BALANCE SHEET

YEAR ENDED OCTOBER 31, 2019

	Gentech Holdings, Inc.	Sinister Labs LLC	Pro Forma (1)Adjustments	Pro Forma Combined
Assets
Current Assets
Cash	$53	$28,899	$(28,899)	$53
Accounts receivable	-	527,669	-	527,669
Loan origination costs	1,645	-	-	1,645
Other current assets	-	856,253	-	856,253
Total current assets	1,698	1,412,821	(28,899)	1,385,620

Property and equipment, net	16,499	1,949	(1,949)	16,499

Total Assets	$18,197	$1,414,770	$(30,848)	$1,402,119

Liabilities and Stockholders Equity

Current Liabilities
Judgement payable	$1,068,339	$-	$-	$1,068,339
Accounts payable	22,404	403,491	(403,491)	22,404
Accrued expenses, related parties	23,927	-	-	23,927
Accrued expenses	186,905	-	-	186,905
Accrued compensation	134,201	-	-	134,201
Credit cards	-	31,379	(31,379)	-
Loans payable, related parties	29,000	-	-	29,000
Derivative liability	414,856	-	-	414,856
Payroll liabilies	-	332	(332)	-
Sales taxes payable	-	159	(159)	-
Loans payable, related parties	35,979	-	-	35,979
Loans payable	27,400	3,910,037	(3,910,037)	27,400
Convertible debenture	1,143,146	-	-	1,143,146
Total current liabilites	3,086,157	4,345,398	(4,345,398)	3,086,157
				-
Stockholders’ Equity				-
Common stock	4,287	-	-	4,287
Additional paid in capital	5,606,239	-	4,314,550	9,920,789
Subscriptions payable	1,500	-	-	1,500
Retained earnings	(8,679,986)	(2,930,628)	-	(11,610,614)
Total stockholders’ equity	(3,067,960)	(2,930,628)	4,314,550	(1,684,038)
				-
Total liabilities and Stockholder’s equity (Deficit)	$18,197	$1,414,770	$(30,848)	$1,402,119

Notes to Unaudited Pro Forma Balance Sheets as of October 31, 2019

(1)	Represents the acquisition of inventory, accounts receivable, customer lists, and certain other assets in a cash only transaction of $250,000. GenTech Holdings, Inc did not assume any of Sinister Labs LLC liabilities in the transaction, and the adjustments to the Pro Forma balance sheet as of October 31, 2019 reflect the acquisition of the assets only.

F-1

UNAUDITED PROFORMA CONDENSED STATEMENT OF OPERATIONS

YEAR ENDED OCTOBER 31, 2019

	Gentech Holdings, Inc.	Sinister Labs LLC	Pro Forma Adjustments	Pro Forma Combined
Revenue	$-	$2,239,266	$	$2,239,266
				-
Cost of goods sold		1,607,941		1,607,941
				-
Gross profit		631,325		631,325
				-
Operating expenses				-
Amazon Advertising Fees		787		787
Bad Debt		171,931		171,931
Charitable Contributions		-		-
E-commerce Expenses		-		-
CS Product Replacement		1,463		1,463
D2C Shipping		114,418		114,418
Digital Strategy		65,000		65,000
Ecommerce Software		12,712		12,712
Gateway Fees		120		120
Merchant Fees		16,184		16,184
Paid Advertising		114,477		114,477
Website Expenses		330		330
Domain Registration		77		77
Shopify Application Fee		(3,330)		(3,330)
Shopify Shipping Fee		-		-
Shopify Subscription Fees		2,664		2,664
Shopify Transaction Fees		2,279		2,279
Website Expenses - UK		187		187
Total Website Expenses		2,207		2,207
Total E-commerce Expenses		326,582		326,582
Employee Benefits & Labor				-
Employee Benefits				-
Dental Insurance		1,210		1,210
Health Insurance		13,796		13,796
Vision Insurance		165		165
Total Employee Benefits		15,171		15,171
Reimbursement				-
Taxes		26,044		26,044
Wages				-
Bonus		13,862		13,862
Commission		39,340		39,340
Holiday Pay		288		288
Other Earnings		15,356		15,356
Overtime				-
Paid time off		672		672
Regular Pay		22,970		22,970
Salary	120,050	244,487		364,537
Vacation Pay				-
Total Wages	120,050	336,976		457,026
Total Employee Benefits & Labor		378,191		378,191
Facility Expenses				-
Janitorial		1,214		1,214
Pest Control		80		80
Rent Expense		17,178		17,178
Repair & Maintenance		716		716
TX Internet Expenses		508		508
Utilities		1,877		1,877
Total Facility Expenses		21,573		21,573
Genreal & administrative	478,442			478,442
Bank Fees		1,021		1,021
Computer Maintenance		820		820
G&A Software Expense		4,148		4,148
Gifts		656		656
Insurance Expense		11,064		11,064
Interest Expense		64,430		64,430
Inventory XFer Account		-		-
Licenses, Registrations, & Permits		649		649
Management Services		-		-
Meals & Entertainment		1,345		1,345
Office Supplies		3,262		3,262
Payroll Processing Fees		650		650
Postage		532		532
Professional Fees	115,417	-		115,417
Contract Consultant		6,376		6,376
Legal & Professional Fees		38,369		38,369
Total Professional Fees	115,417	44,745		160,162
Recruiting Expenses				-
Taxes Paid		14		14
Franchise Taxes		963		963
Property Taxes		25,657		25,657
Total Taxes Paid		26,634		26,634
Total General/Administrative Expenses		159,956		159,956
Marketing & Advertising				-
Athlete Sponsorship		4,800		4,800
Clothing		176		176
Demo Expense		3,250		3,250
Event Sponsorships		-		-
Influencer Commission		-		-
Influencer Product		3,121		3,121
Marketing Materials		47,275		47,275
Marketing Other		2,799		2,799
Print Advertising		562		562
Promotional Product		33,856		33,856
Sampling Expense		182		182
Social Media Consulting		20,000		20,000
Tradeshow Expenses		-		-
Tradeshow Booth Fees/Materials		20,776		20,776
Tradeshow Booth Workers		3,015		3,015
Tradeshow Discounts & Giveaways				-
Tradeshow Internet		2,664		2,664
Tradeshow M&E		4,467		4,467
Tradeshow Shipping		4,718		4,718
Tradeshow Travel		11,253		11,253
Total Tradeshow Expenses		46,894		46,894
Total Marketing & Advertising		162,914		162,914
Payroll Expenses				-
Wages				-
Paid time off		-		-
Total Wages		-		-
Total Payroll Expenses		-		-
Product Development		1,760		1,760
Miscellaneous Development		12,163		12,163
Packaging Design		18,359		18,359
Product Registrations		315		315
Research & Development		6,484		6,484
Total Product Development		39,081		39,081
Selling Expenses				-
Advertising/Promotional		8,004		8,004
Amazon Fees		14,853		14,853
Car Stock		6,821		6,821
Distributor/Wholesale Freight		102,368		102,368
EDI Expense		3,149		3,149
Freight Damages		3,440		3,440
Outside Sales Commission		585		585
QuickBooks Payments Fees		1,088		1,088
Registration Fees		51		51
Store/Retail Product Promo		5,120		5,120
Travel Expenses				-
Airfare		4,336		4,336
Gas		5,663		5,663
Hotel		2,419		2,419
Taxi/Train/Bus/Shuttle		4,259		4,259
Travel Internet		46		46
Travel Meals		5,645		5,645
Total Travel Expenses		22,367		22,367
UPS Shipping		5,063		5,063
Vendor Slotting, Compliance & Other Fees		18,986		18,986
Wholesale Software		750		750
Total Selling Expenses		192,644		192,644
Technology Expenses				-
Minor Hardware				-
Total Technology Expenses		-		-
Warehouse & Logistics		-		-
Inner Warehouse Shipping		4,797		4,797
Logistics Consulting		4,100		4,100
Warehouse Labor		5,730		5,730
Warehouse Repairs		-		-
Warehouse Storage - External		55,166		55,166
Warehouse Supplies		14,903		14,903
Total Warehouse & Logistics	-	84,696		84,696
Total Expenses	713,909	1,538,354		2,252,263
Net Operating Income	(713,909)	(907,029)		(1,620,938)
				-
Other Income/(Expenses)				-
Gain on settlement of debt	149,856	-		149,856
Interest expense	(219,620)	-		(219,620)
Total Other Income/( Expenses)	(69,764)	-		(69,764)
Net Other Income/(Expenses)		-		-
				-
Net loss	$(783,673)	$(907,029)	$	$(1,690,702)

F-2